T:\flh\series\10f-3EquityIncome.doc

For the fiscal period ended (s) 12/31/97
File number 811-3623

                         SUB-ITEM 77-0

                         EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.   Equity Income Portfolio

1.   Name of Issuer
     Equity Office Properties

2.   Date of Purchase
     7/7/97

3.   Number of Securities Purchased
     137,500

4.   Dollar Amount of Purchase
     $2,887,500

5.   Price Per Unit
     $21.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
     Merrill Lynch

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
J. P. Morgan Securities Inc.
Prudential Securities Incorporated
Smith Barney Inc.
EVEREN Securities, Inc.
Montgomery Securities
ABN AMRO Chicago Corporation
Bear, Stearns & Co. Inc.
Alex Brown & Sons Incorporated
Dillon, Read & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Goldman, Sachs & Co.
Lazard Freres & Co LLC
Morgan Stanley & Co. Incorporated
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Wasserstein Perella Securities, Inc.
Advest, Inc.
William Blair & Company, L.L.C.
Cowen & Company
Fahnestock & Co. Inc.
Edward D. Jones & Co., L.P.
Friedman, Billings, Ramsey & Co., Inc.
Furman Selz LLC
Jensen Securities Co.
McDonald & Company Securities, Inc.
Legg Mason Wood Walker, Incorporated
Mesirow Financial, Inc.
Rauscher Pierce Refsnes, Inc.
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Sutor & Co. Incorporated
Talon Securities, Inc.
Utendahl Capital Partners, L.P.
Wheat, First Securities, Inc.
Gardner Rich & Company


For the fiscal period ended (s) 12/31/97
File number 811-3623

                         SUB-ITEM 77-0

                         EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.   Equity Income Portfolio

1.   Name of Issuer
     Vornado

2.   Date of Purchase
     10/21/97

3.   Number of Securities Purchased
     300,000

4.   Dollar Amount of Purchase
     $13,500,000

5.   Price Per Unit
     $45.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
     Merrill Lynch

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Furman Selz LLC
Salomon Brothers Inc.
Smith Barney Inc.
UBS Securities LLC
European Syndicate
Bear, Stearns & Co. Inc.
BT Alex Brown Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Lazard Freres & Co. LLC
Legg  Mason Wood Walker, Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Advest, Inc.
Dain Bosworth Incorporated
EVEREN Securities, Inc.
Friedman, Billings, Ramsey & Co., Inc.
Janney Montgomery Scott Inc.
Parker/Hunter Incorporated
Principal Financial Securities, Inc.
Rauscher Pierce Refsnes, Inc.
Raymond James & Associates, Inc.
Sands Brothers & Co., Ltd.
Scott & Stringfellow, Inc.
Stifel, Nicolaus & Company, Incorporated
Tucker Anthony Incorporated
Wheat, First Securities, Inc.